Exhibit 5.1
MORRISON COHEN LLP
909 THIRD AVENUE
NEW YORK, NEW YORK 10022
[               ], 2007
TM Entertainment and Media, Inc.
307 East 87th Street
New York, NY 10128
Attention: Theodore S. Green
Dear Sirs:
     Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by TM Entertainment and Media, Inc. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), covering (i) 9,000,000 Units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (a “Warrant”) to purchase one share of the Company’s Common Stock, (ii) up to 1,350,000 Units (the “Over-Allotment Units”), which Pali Capital, Inc., the representative of the underwriters (the “Underwriters”) will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 700,000 units (the “Purchase Option Units”) which Pali Capital, Inc. will have the right to purchase (the “Purchase Option”) for its own account or that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units and Over-Allotment Units, and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Over-Allotment Units. In addition, the Registration Statement relates to the re-sale by certain individuals (the “Insiders”) of an aggregate of 2,100,000 Warrants (the “Insider Warrants”) and all shares of Common Stock issuable upon exercise of the Insider Warrants.
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     Based upon the foregoing, we are of the opinion that:
     1. The Units, the Over-Allotment Units, the Purchase Option Units, the Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.
     2. The shares of Common Stock issuable upon exercise of the Warrants (including the Insider Warrants to be sold to the Insiders and the Warrants issuable in connection with the Over-Allotment Units) when issued and sold in accordance with and in the manner described in the Warrants, the Registration Statement and the Subscription Agreements between the Company and such purchasers, will be duly authorized, validly issued, fully paid and non-assessable.
     3. Each of the Purchase Option, Insider Warrants and Warrants (including the Warrants issuable in connection with the Over-Allotment Units and the Purchase Option), if and when paid for in accordance with the terms of the underwriting agreement or the Purchase Option, as applicable, and Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations and (ii) with respect to the opinions expressed in paragraph (3) above, the laws of the State of New York. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours, Morrison Cohen LLP

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